UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):      July 11, 2006
Merck & Co., Inc.

(Exact name of registrant as specified in its charter)

New Jersey	1-3305	22-1109110

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Merck Drive, PO Box 100, Whitehouse Station, NJ	08889-0100

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code      (908) 423-1000
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EX-10.1: SEPARATION BENEFITS PLAN FOR NON-UNION EMPLOYEES

Item 1.01. Entry into a Material Definitive Agreement.
On July 11, 2006, the Compensation and Benefits Committee (the “Committee”) of the Board of Directors of Merck & Co., Inc. (“Merck” or the “Company”) extended to its most senior executives (Band 1 Employees) the separation benefits currently provided to its less senior executives (Band 2 and 3 Employees). The Company provides separation benefits to all other levels (that is, Bands 2 through 14) of its regular full- and part-time non-unionized U.S. employees (together with Band 1 employees, “Salaried Employees”) whose employment is terminated by the Company due to reorganization or reduction in workforce. However, this separation program did not previously include Band 1 Employees.
As described in greater detail below, the Company will now provide separation pay and benefits to Band 1 Employees according to the Merck & Co., Inc. Separation Benefits Plan for Non-Union Employees (the “Separation Plan”) and will provide pro-rata annual bonuses under certain circumstances. To be eligible for all of the benefits described below, a general release of claims in the form determined by the Company is required, as well as nondisparagement, cooperation with litigation and, in some cases, noncompetition and nonsolicitation agreements.
Separation Plan
Severance Pay. The Separation Plan provides severance pay to Separated Employees—that is, eligible Salaried Employees whose employment is terminated by the Company due to organizational changes including discontinuance of operations, location closings or corporate restructuring or a general reduction in work force. Under an enhancement in effect until December 31, 2008, Separated Employees in Bands 1 through 3 will receive
•	26 weeks of base pay, if completed years of continuous service as of the date employment ends (the “Separation Date”) is less than one year

•	41 weeks of base pay, if completed years of continuous service is at least one but less than two

•	41 weeks of base pay plus two weeks of pay for each completed year of continuous service, if completed years of service is two or more; however, the maximum severance pay is 78 weeks of base pay.
Notice Pay. The Separation Plan provides that the Company will provide advance notice, or pay in lieu of notice, of an Employee’s Separation Date, in the following amounts:
•	For all Separated Employees with less than two years of continuous service, two weeks

•	For all Separated Employees with two or more years of continuous service, four weeks
Outplacement Assistance. Under the Separation Plan, Separated Employees in Bands 1 through 3 are eligible to receive, at the Company’s expense, up to 12 months of senior executive outplacement services from the Company’s outplacement vendor.

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Annual Bonus
As part of its standard practice for Separated Employees, the Company may pay a bonus, or an amount in lieu of a bonus, to all Separated Employees, depending on the Employee’s Separation Date.
•	If employment terminates between January 1 and the time bonuses are paid for a given year, the Employee will be considered for a bonus on the same terms and conditions as other employees with respect to the previous year’s performance.

•	If employment terminates between the time bonuses are paid and June 30, the Employee is not eligible for payment of a bonus for the year in which separated.

•	If employment terminates after June 30 and before December 31, a special payment is made in lieu of any bonus. The amount of the special payment is based on the Employee’s bonus for the previous year and the number of months worked in the current year. The amount is subject to adjustment by the Company.
Effects Under Other Benefit Plans
All Separated Employees are entitled to certain benefits under other Merck plans as described below. In general, the benefits depend upon whether an Employee is Retirement Eligible, Bridged, or Other Separated, as the terms are defined below.
          Retirement Eligible Employees are Separated Employees who as of their Separation Date are at least age 55 with at least 10 years of credited service under the Retirement Plan for the Salaried Employees of Merck & Co., Inc. (the “Retirement Plan”) or are at least age 65 without regard to years of credited service. For Retirement Eligible Employees, a Transition Rule of 85 is provided if the Employee is within two years of attaining eligibility for the benefit on his or her Separation Date. This benefit is related to a benefit under the Retirement Plan that was phased out in 1995. At that time, the Retirement Plan provided a Rule of 85—that is, a pension benefit that was not reduced for early commencement if age and credited service added up to 85 when employment ended. When the Rule of 85 was eliminated in July of 1995, it was replaced with a Transition Rule of 85, which preserved a portion of its enhancement based on a person’s age in 1995: 100 percent of the Rule of 85 benefit was retained for Employees who were then 50, 90% for Employees who were then 49, 80% for Employees then 48, with similar reductions by age through age 40. For Employees who were then 40 or younger, no Transition Rule of 85 applies.
          Bridged Employees generally are Separated Employees who are not Retirement Eligible but who, as of their Separation Date, are at least age 49 with at least nine years of credited service under the Retirement Plan. All Separated Bridged Employees receive the following benefits:
•	Retirement Plan. Bridged Employees receive a portion of the benefit that would be payable if they were Retirement Eligible on their Separation Date. The Retirement Plan provides that the benefits for early retirees (that is, Employees who are at least 55 with at least 10 years of credited service, but who are younger than age 65) are reduced by 0.25% for each month (i.e., 3% for each year) that benefits commence before the Employee attains age 62. This reduction is substantially less than the actuarial reduction that applies for early commencement for Employees who terminate employment before being eligible to retire, and this smaller reduction is called an “early retirement subsidy.” Bridged Employees receive a pro rata portion (the “Pro Rata Fraction”) of the enhancement provided by the early retirement subsidies. The Pro-Rata Fraction equals the percentage of the Employee’s credited

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service on his/her Separation Date divided by the credited service that Employee would have had if employment had continued until he/she was first eligible to be treated as an early retiree. To calculate the benefit that will be paid, the formula is:
°	Pro-Rata Fraction TIMES the participant’s accrued benefit as of the Separation Date payable with early retirement subsidies

°	PLUS (1 MINUS the Pro-Rata Fraction) TIMES the participant’s accrued benefit at Separation Date actuarially reduced for early commencement
In addition, a Pro-Rata Fraction of the Rule of 85 Transition Benefit described above is also provided to Bridged Separated Employees who are within two years of attaining eligibility for the benefit on their Separation Dates.

•	Medical, Dental and Life Insurance Plans and options, restricted stock units and performance share units. All Separated Bridged Employees are eligible to be treated in accordance with plan provisions applicable to retired Employees as they may be amended from time to time.
          Other Separated Employees are Salaried Employees who are not Retirement Eligible or Bridged Employees. All of the Other Separated Employees are eligible for continued participation in the medical, dental and life insurance plans for the greater of six months or the number of weeks for which they are eligible for severance pay, by paying contributions at the same rate as paid by active Employees.
The foregoing summary of the Separation Plan is qualified in its entirety by reference to the text of the amendment and restatement, a copy of which is filed as an exhibit to this report.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit 10.1	Merck & Co., Inc. Separation Benefits Plan for Non-Union Employees, as amended and restated July 11, 2006
SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Merck & Co., Inc.
Date: July 17, 2006	By:	/s/ Debra A. Bollwage
DEBRA A. BOLLWAGE
Senior Assistant Secretary

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